Exhibit 99.1

FOR IMMEDIATE RELEASE

Contact: Katie Strohacker, Senior Director of Investor Relations (617) 796-8251 www.ta-petro.com

TravelCenters of America LLC Announces Fourth Quarter and Full Year 2016 Financial Results
_____________________________________________________________________________________
Westlake, OH (February 28, 2017): TravelCenters of America LLC (Nasdaq: TA) today announced financial results for the three months and year ended December 31, 2016:

(in thousands, except per share and per gallon amounts unless indicated otherwise)	Three Months Ended December 31,		Year Ended December 31,
	2016	2015	2016	2015
Total revenues	$1,424,287	$1,351,056	$5,511,405	$5,850,633
(Loss) income before income taxes	(10,849)	(4,227)	(3,662)	44,258
Net (loss) income attributable to common shareholders	(6,493)	(1,608)	(2,018)	27,719

Net (loss) income per common share attributable to common shareholders (basic and diluted)	$(0.17)	$(0.04)	$(0.05)	$0.72

Supplemental Data:
Fuel sales volume (gallons):
Diesel fuel	400,881	420,606	1,660,976	1,722,209
Gasoline	134,945	123,786	544,448	407,894
Total fuel sales volume (gallons)	535,826	544,392	2,205,424	2,130,103

Total fuel revenues	$941,852	$896,049	$3,530,149	$4,055,448
Fuel gross margin	101,050	103,270	404,777	414,494
Fuel gross margin per gallon	$0.189	$0.190	$0.184	$0.195

Total nonfuel revenues	$478,218	$451,975	$1,963,904	$1,782,761
Nonfuel gross margin	256,353	240,609	1,053,077	962,766
Nonfuel gross margin percentage	53.6%	53.2%	53.6%	54.0%

Adjusted EBITDA(1)	$24,101	$21,154	$116,453	$149,688

(1)
A reconciliation of earnings before interest, taxes, depreciation and amortization, and loss on extinguishment of debt, or Adjusted EBITDA, from net (loss) income attributable to common shareholders, the most directly comparable financial measure calculated and presented in accordance with U.S. generally accepted accounting principles, or GAAP, appears in the supplemental data below.

Thomas M. O'Brien, TA's CEO, made the following statement regarding the 2016 fourth quarter results:
"During the 2016 fourth quarter, our business strategies resulted in gains in nonfuel gross margin as well as continued improvement in operating efficiencies as reflected in lower site level operating expenses on a same site basis. We grew site level gross margin in excess of site level operating expenses in total and on a same site basis. Fuel gross margin was negatively impacted by the absence in the 2016 period of an $8.0 million pretax benefit in the 2015 fourth quarter related to biodiesel fuel tax credits; our 2016 performance made up for all but $2.2 million of this amount, however net income attributable to common shareholders declined, largely as a result of increased depreciation expense associated with investments in new locations and existing site improvements that were placed in service during the last year. The combination of our internal and external growth activities outpaced headwinds of increased fuel efficiency for heavy duty truck engines, the impact of competition and a softness in freight volume, resulting in an increase in Adjusted EBITDA of 13.9% in the 2016 fourth quarter versus 2015. Our results also reflect continued improvement in financial contributions from our recently acquired sites, and I remain confident in the prospect of realizing the expected results from these investments."
Fourth Quarter 2016 Business Commentary
Fuel sales volume decreased by 8.6 million gallons, or 1.6%, in the 2016 fourth quarter compared to the 2015 fourth quarter primarily due to a decrease in same site fuel volume. The same site fuel sales volume decrease was attributed to fuel efficiency gains by TA's commercial diesel fuel customers, new sites opened by competition and a relatively soft trucking freight environment. Fuel revenue increased by $45.8 million, or 5.1%, in the 2016 fourth quarter compared to the 2015 fourth quarter due to both newly acquired locations and same site results. Same site fuel revenues increased due to higher market prices for fuel, which was offset by lower volumes. Fuel gross margin decreased slightly by $2.2 million ($0.001 per gallon), to $101.1 million ($0.189 per gallon) primarily as a result of the decline in fuel volume.
Nonfuel revenue increased $26.2 million, or 5.8%, in the 2016 fourth quarter compared to the 2015 fourth quarter: $25.1 million of the increase was due to sites acquired since the beginning of the 2015 fourth quarter, while $1.1 million, or 0.2%, of the increase was attributable to same sites. Nonfuel gross margin increased $15.7 million, or 6.5%, in the 2016 fourth quarter compared to the 2015 fourth quarter primarily due to an $11.7 million increase from newly acquired locations, while $4.0 million of the increase was attributable to growth in same site nonfuel gross margin. Same site nonfuel gross margin in the 2016 fourth quarter was 54.2% of nonfuel revenue, compared to 53.4% in the 2015 fourth quarter, a change largely attributable to the positive impact of TA's purchasing and pricing strategies and TA's marketing initiatives.
Site level operating expenses increased $5.1 million, or 2.2%, in the 2016 fourth quarter compared to the 2015 fourth quarter: a $9.2 million increase due to locations acquired since the beginning of the 2015 fourth quarter, partially offset by a $4.1 million decrease in same site results. On a same site basis, site level operating expenses as a percentage of nonfuel revenues improved from the prior year quarter by 1.1% to 49.8%.
Selling, general and administrative expenses for the 2016 fourth quarter increased $2.9 million, or 8.6%, compared to the 2015 fourth quarter, principally as a result of increased personnel costs, which resulted from increased field management and corporate staffing required to support the growth of TA's business, as well as planned increased spending on marketing and promotional activities.
Real estate rent expense increased $5.4 million, or 8.7%, in the 2016 fourth quarter compared to the 2015 fourth quarter primarily resulting from 2016 and 2015 sale and leaseback transactions with Hospitality Properties Trust, or HPT.
Net loss attributable to common shareholders for the 2016 fourth quarter was $6.5 million ($0.17 per common share) compared to $1.6 million ($0.04 per common share) for the 2015 fourth quarter. The change in net loss attributable to common shareholders was primarily due to increases in depreciation and amortization expenses, and expenses related to financing and managing newly acquired and developed locations (including real estate rent, interest and selling, general and administrative expenses), a decrease in fuel gross margin, and increased competition. These decreases were partially offset by an increase in nonfuel gross margin in excess of site level operating expenses generated by TA's locations.
Adjusted EBITDA for the 2016 fourth quarter increased by $2.9 million, or 13.9%, as compared to the 2015 fourth quarter. Adjusted EBITDA increased as a result of the increase in nonfuel gross margin due to both same sites and newly acquired locations, partially offset by increases in site level operating expenses due to newly acquired locations and a decrease in fuel gross margin.

Travel Centers Segment
Both fuel and nonfuel revenues increased, resulting in an increase in total revenues of $30.6 million, or 2.6%, in the 2016 fourth quarter compared to the 2015 fourth quarter. The increase in total revenues was primarily due to increases in fuel prices on a same site basis, plus the addition of new locations opened during 2016.
Site level gross margin in excess of site level operating expenses increased in the 2016 fourth quarter by $2.7 million, or 2.4%, as compared to the 2015 fourth quarter principally due to an increase in nonfuel gross margin and a decrease in operating expenses on a same site basis, partially offset by a decrease in fuel gross margin.
Convenience Stores Segment
Both fuel and nonfuel revenues increased, resulting in an increase in total revenues of $34.1 million, or 22.8%, in the 2016 fourth quarter compared to the 2015 fourth quarter. The increases in both fuel and nonfuel revenues were due to locations acquired since the beginning of the 2015 fourth quarter (49 locations).
Site level gross margin in excess of site level operating expenses increased in the 2016 fourth quarter by $4.7 million, or 97.0%, as compared to the 2015 fourth quarter due to improvements at same sites and the addition of locations acquired in 2015 and 2016.

Investment and Growth Activities
From the beginning of 2011, when TA began its acquisition program, to December 31, 2016, TA has invested $855.0 million to develop, purchase and improve 318 travel centers, convenience stores and standalone restaurants. For the year ended December 31, 2016, these investments produced site level gross margin in excess of site level operating expenses of $100.0 million, or, on a sequential basis, $8.3 million, or 9.0%, greater than site level gross margin in excess of site level operating expenses for the twelve months ended September 30, 2016.
TA believes that its investments require a period after they are developed or acquired and upgrades are completed to reach their expected stabilized financial results, generally three years for travel centers and one year for convenience stores.
TA acquired or developed 39 travel centers during the 2011 to 2016 period. Of those, 36 are included in the "Travel Centers Segment Same Site Operating Data" for the year ended December 31, 2016 and 2015. As of December 31, 2016, TA has invested $312.1 million (including improvements) in these 36 locations, and they generated $54.3 million of gross margin in excess of site level operating expenses during the year ended December 31, 2016. The remaining three locations were developed by TA for a total investment of $64.9 million; and they generated $3.5 million of gross margin in excess of site level operating expenses during the year ended December 31, 2016; however, TA has operated these locations for less than the full year 2016 (one opened in each of January, March and May).
TA acquired 228 convenience stores during the 2013 to 2016 period. Of these, 31 are included in the "Convenience Store Segment Same Site Operating Data" for the year ended December 31, 2016 and 2015. As of December 31, 2016, TA has invested $66.5 million (including improvements) in these 31 locations, and they generated $11.6 million of gross margin in excess of site level operating expenses during the year ended December 31, 2016. The remaining 197 locations were acquired by TA in 2015 or 2016 for a total investment of $376.9 million (including improvements), and these convenience stores generated $23.2 million of gross margin in excess of site level operating expenses during the year ended December 31, 2016. The 29 convenience stores TA acquired during 2016 were operated by TA for an average of nine months during 2016 and some of these were fully or partially out of service while being renovated.
TA acquired one standalone restaurant during 2015 and 50 during 2016. As of December 31, 2016, TA has invested $34.7 million (including improvements) in these 51 locations, and they generated $7.3 million of gross margin in excess of site level operating expenses during the year ended December 31, 2016.
TA's growth activities have also contributed to growth in its selling, general and administrative expenses, which were $139.1 million for the year ended December 31, 2016, a $17.3 million, or 14.2%, increase over the amount for the year ended December 31, 2015. TA estimates that approximately $10.0 million of this increase can be attributed to the increase in TA's number of sites, including such items as marketing, advertising, regional management personnel and centralized corporate function support costs.

Other Growth Initiatives
TA's business requires TA to deliver a myriad of goods and services to multiple customer types from each of TA's locations. TA's business, in particular the travel center segment, also requires significant capital expenditures to remain competitive.
In addition to the investments in new locations described above, TA made capital expenditures of $253.7 million in its business in 2016, some of which were improvements of the type TA typically sells to HPT for an increase in rent and some of which were not yet complete as of December 31, 2016. TA believes that approximately $79.9 million of this amount can be considered to be investments to maintain its product quality and competitive position, while the remainder, or $173.8 million, can be considered to be investments designed to provide incremental returns to TA. These returns on investments may not exceed the cost of capital invested on a short term basis. TA does expect, however, that on a longer term basis, and especially during periods of economic and industry expansion, these investments may provide attractive returns.
TA is currently undertaking several internal growth initiatives that TA believes have the potential to grow its profitability and that are geared toward a combination of (a) developing and deploying new products and services to be delivered to existing customers and (b) delivering existing and new products and services to new customers.

Conference Call:
On Tuesday, February 28, 2017, at 10:00 a.m. Eastern time, TA will host a conference call to discuss its financial results and other activities for the three months and year ended December 31, 2016. Following management's remarks, there will be a question and answer period.
The conference call telephone number is 877-329-4614. Participants calling from outside the United States and Canada should dial 412-317-5437. No pass code is necessary to access the call from either number. Participants should dial in about 15 minutes prior to the scheduled start of the call. A replay of the conference call will be available for about a week after the call. To hear the replay, dial 412-317-0088. The replay pass code is 10099937.
A live audio webcast of the conference call will also be available in a listen only mode on TA's website at www.ta-petro.com. To access the webcast, participants should visit TA's website about five minutes before the call. The archived webcast will be available for replay on TA's website for about one week after the call. The transcription, recording and retransmission in any way of TA's fourth quarter conference call is strictly prohibited without the prior written consent of TA. The Company's website is not incorporated as part of this press release.

About TravelCenters of America LLC:
TA's nationwide business includes travel centers located in 43 U.S. states and in Canada, standalone convenience stores in 11 states and standalone restaurants in 15 states. TA's travel centers operate under the "TravelCenters of America," "TA," "Petro Stopping Centers" and "Petro" brand names and offer diesel and gasoline fueling, restaurants, truck repair services, travel/convenience stores and other services which are designed to provide attractive and efficient travel experiences to professional drivers and other motorists. TA's convenience stores operate principally under the "Minit Mart" brand name and offer gasoline fueling as well as nonfuel products and services such as coffee, groceries, some fresh foods and other convenience items. TA's standalone restaurants operate principally under the "Quaker Steak & Lube" brand name.

WARNING CONCERNING FORWARD LOOKING STATEMENTS
THIS PRESS RELEASE CONTAINS STATEMENTS THAT CONSTITUTE FORWARD LOOKING STATEMENTS WITHIN THE MEANING OF THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995 AND OTHER SECURITIES LAWS. WHENEVER TA USES WORDS SUCH AS "BELIEVE," "EXPECT," "ANTICIPATE," "INTEND," "PLAN," "ESTIMATE," "WILL," "MAY" AND NEGATIVES OR DERIVATIVES OF THESE OR SIMILAR EXPRESSIONS, TA IS MAKING FORWARD LOOKING STATEMENTS. THESE FORWARD LOOKING STATEMENTS ARE BASED UPON TA'S PRESENT INTENT, BELIEFS OR EXPECTATIONS, BUT FORWARD LOOKING STATEMENTS ARE NOT GUARANTEED TO OCCUR AND MAY NOT OCCUR. ACTUAL RESULTS MAY DIFFER MATERIALLY FROM THOSE CONTAINED IN OR IMPLIED BY TA'S FORWARD LOOKING STATEMENTS AS A RESULT OF VARIOUS FACTORS. AMONG OTHERS, THE FORWARD LOOKING STATEMENTS WHICH APPEAR IN THIS PRESS RELEASE THAT MAY NOT OCCUR INCLUDE STATEMENTS THAT:

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TA'S CEO, MR. O'BRIEN, STATES IN THIS PRESS RELEASE THAT TA'S INTERNAL AND EXTERNAL GROWTH ACTIVITIES HAD A FAVORABLE EFFECT ON TA'S RESULTS AND HIS CONFIDENCE IN THE PROSPECT OF TA REALIZING THE EXPECTED RESULTS FROM TA'S INVESTMENTS IN ITS ACQUISITION, IMPROVEMENT AND DEVELOPMENT OF NEW SITES AND OTHER GROWTH INITIATIVES. THESE STATEMENTS MAY IMPLY THAT TA'S GROWTH STRATEGIES WILL GENERATE INCREASED NET INCOME ATTRIBUTABLE TO COMMON SHAREHOLDERS. HOWEVER, MANY OF THE LOCATIONS TA HAS ACQUIRED OR MAY ACQUIRE PRODUCED OPERATING RESULTS THAT CAUSED THE PRIOR OWNERS TO EXIT THE BUSINESSES AND TA'S ABILITY TO OPERATE THESE LOCATIONS PROFITABLY DEPENDS UPON MANY FACTORS, SOME OF WHICH ARE BEYOND TA'S CONTROL. FURTHER, TA'S BUSINESS INITIATIVES MAY FAIL, OR NOT CONTRIBUTE SUFFICIENTLY TO TA'S RESULTS TO OVERCOME INCREASING DIESEL ENGINE EFFICIENCY, CHANGES IN THE ECONOMY, THE EFFECTS OF COMPETITION OR OTHER FACTORS. ACCORDINGLY, TA MAY NOT GENERATE INCREASED NET INCOME ATTRIBUTABLE TO COMMON SHAREHOLDERS OR IT MAY TAKE LONGER THAN TA EXPECTS FOR ITS NET INCOME ATTRIBUTABLE TO COMMON SHAREHOLDERS TO INCREASE.

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THIS PRESS RELEASE NOTES THAT TA IS CURRENTLY UNDERTAKING SEVERAL INTERNAL GROWTH INITIATIVES THAT TA BELIEVES HAVE THE POTENTIAL TO GROW ITS PROFITABILITY AND THAT ARE GEARED TOWARD INCREASING PRODUCTS AND SERVICES IT SELLS TO ITS EXISTING AND PROSPECTIVE CUSTOMERS. TA MAY NOT REALIZE THE BENEFITS IT EXPECTS FROM THESE INITIATIVES AND COSTS IT INCURS IN DESIGNING, IMPLEMENTING AND EXECUTING THESE INITIATIVES MAY EXCEED ANY BENEFITS IT MAY REALIZE FROM THEM.

THE INFORMATION CONTAINED IN TA'S PERIODIC REPORTS, INCLUDING TA'S ANNUAL REPORT ON FORM 10-K FOR THE YEAR ENDED DECEMBER 31, 2016, WHICH HAS BEEN OR WILL BE FILED WITH THE U.S. SECURITIES AND EXCHANGE COMMISSION, OR SEC, UNDER THE CAPTION "RISK FACTORS," OR ELSEWHERE IN THOSE REPORTS, OR INCORPORATED THEREIN, IDENTIFIES OTHER IMPORTANT FACTORS THAT COULD CAUSE DIFFERENCES FROM TA'S FORWARD LOOKING STATEMENTS. TA'S FILINGS WITH THE SEC ARE AVAILABLE ON THE SEC'S WEBSITE AT WWW.SEC.GOV.
YOU SHOULD NOT PLACE UNDUE RELIANCE UPON FORWARD LOOKING STATEMENTS.
EXCEPT AS REQUIRED BY LAW, TA DOES NOT INTEND TO UPDATE OR CHANGE ANY FORWARD LOOKING STATEMENT AS A RESULT OF NEW INFORMATION, FUTURE EVENTS OR OTHERWISE.

TRAVELCENTERS OF AMERICA LLC
CONSOLIDATED STATEMENTS OF OPERATIONS (UNAUDITED)
(in thousands, except per share amounts)

	Three Months Ended December 31,
	2016	2015
Revenues:
Fuel	$941,852	$896,049
Nonfuel	478,218	451,975
Rent and royalties from franchisees	4,217	3,032
Total revenues	1,424,287	1,351,056

Cost of goods sold (excluding depreciation):
Fuel	840,802	792,779
Nonfuel	221,865	211,366
Total cost of goods sold	1,062,667	1,004,145

Operating expenses:
Site level operating	233,653	228,513
Selling, general and administrative	37,265	34,329
Real estate rent	67,460	62,063
Depreciation and amortization	27,844	19,297
Total operating expenses	366,222	344,202

(Loss) income from operations	(4,602)	2,709

Acquisition costs	165	1,752
Interest expense, net	7,054	6,084
Income from equity investees	972	900
Loss before income taxes	(10,849)	(4,227)
Benefit for income taxes	(4,304)	(2,619)
Net loss	(6,545)	(1,608)
Less net loss for noncontrolling interests	(52)	—
Net loss attributable to common shareholders	$(6,493)	$(1,608)

Net loss per common share attributable to common shareholders:
Basic and diluted	$(0.17)	$(0.04)
These financial statements should be read in conjunction with TA's Annual Report on Form 10-K for the year ended December 31, 2016, to be filed with the U.S. Securities and Exchange Commission.

TRAVELCENTERS OF AMERICA LLC
CONSOLIDATED STATEMENTS OF OPERATIONS (UNAUDITED)
(in thousands, except per share amounts)

	Year Ended December 31,
	2016	2015
Revenues:
Fuel	$3,530,149	$4,055,448
Nonfuel	1,963,904	1,782,761
Rent and royalties from franchisees	17,352	12,424
Total revenues	5,511,405	5,850,633

Cost of goods sold (excluding depreciation):
Fuel	3,125,372	3,640,954
Nonfuel	910,827	819,995
Total cost of goods sold	4,036,199	4,460,949

Operating expenses:
Site level operating	959,407	885,646
Selling, general and administrative	139,052	121,767
Real estate rent	262,298	231,591
Depreciation and amortization	92,389	72,383
Total operating expenses	1,453,146	1,311,387

Income from operations	22,060	78,297

Acquisition costs	2,451	5,048
Interest expense, net	27,815	22,545
Income from equity investees	4,544	4,056
Loss on extinguishment of debt	—	10,502
(Loss) income before income taxes	(3,662)	44,258
(Benefit) provision for income taxes	(1,733)	16,539
Net (loss) income	(1,929)	27,719
Less net income for noncontrolling interests	89	—
Net (loss) income attributable to common shareholders	$(2,018)	$27,719

Net (loss) income per common share attributable to common shareholders:
Basic and diluted	$(0.05)	$0.72
These financial statements should be read in conjunction with TA's Annual Report on Form 10-K for the year ended December 31, 2016, to be filed with the U.S. Securities and Exchange Commission.

TRAVELCENTERS OF AMERICA LLC
CONDENSED CONSOLIDATED BALANCE SHEETS (UNAUDITED)
(in thousands)

	December 31, 2016	December 31, 2015
Assets
Current assets:
Cash and cash equivalents	$61,312	$172,087
Accounts receivable, net	107,246	91,580
Inventory	207,829	183,492
Other current assets	25,674	48,181
Total current assets	402,061	495,340

Property and equipment, net	1,082,022	989,606
Goodwill	88,542	79,768
Other intangible assets, net	37,738	26,209
Other noncurrent assets	49,478	30,618
Total assets	$1,659,841	$1,621,541

Liabilities and Shareholders' Equity
Current liabilities:
Accounts payable	$157,964	$125,079
Current HPT Leases liabilities	39,720	37,030
Other current liabilities	132,648	133,513
Total current liabilities	330,332	295,622

Long term debt, net	318,739	316,447
Noncurrent HPT Leases liabilities	381,854	385,498
Other noncurrent liabilities	75,837	74,655
Total liabilities	1,106,762	1,072,222

Shareholders' equity (39,523 and 38,808 common shares outstanding at December 31, 2016 and December 31, 2015, respectively)	553,079	549,319
Total liabilities and shareholders' equity	$1,659,841	$1,621,541
These financial statements should be read in conjunction with TA's Annual Report on Form 10-K for the year ended December 31, 2016, to be filed with the U.S. Securities and Exchange Commission.

TRAVELCENTERS OF AMERICA LLC
RECONCILIATION OF NON-GAAP FINANCIAL MEASURES
(in thousands)

Non-GAAP financial measures are financial measures that are not determined in accordance with GAAP. TA believes the non-GAAP financial measures presented in the table below are meaningful supplemental disclosures because they may help investors gain a better understanding of changes in TA's operating results and its ability to pay rent or service debt, make capital expenditures and expand its business. These non-GAAP financial measures also may help investors to make comparisons between TA and other companies on both a GAAP and a non-GAAP basis. TA calculates Adjusted EBITDA as earnings before interest, taxes, depreciation and amortization and loss on extinguishment of debt, as shown below. TA believes that Adjusted EBITDA is a meaningful disclosure that may help investors to better understand its financial performance, including by allowing investors to compare TA's performance between periods and to the performance of other companies. Adjusted EBITDA is used by management to evaluate TA's financial performance and compare TA's performance over time and to the performance of its competitors. This information should not be considered as an alternative to net income or income from operations, as an indicator of TA's operating performance or as a measure of TA's liquidity. Also, Adjusted EBITDA as presented may not be comparable to similarly titled amounts calculated by other companies.
TA believes that net (loss) income attributable to common shareholders is the most comparable financial measure, determined according to GAAP, to TA's presentation of Adjusted EBITDA. The following table presents the reconciliation of this non-GAAP financial measure to net (loss) income attributable to common shareholders for the three months and year ended December 31, 2016 and 2015.

	Three Months Ended December 31,		Year Ended December 31,
	2016	2015	2016	2015
Calculation of Adjusted EBITDA:
Net (loss) income attributable to common shareholders	$(6,493)	$(1,608)	$(2,018)	$27,719
Add: (benefit) provision for income taxes	(4,304)	(2,619)	(1,733)	16,539
Add: depreciation and amortization	27,844	19,297	92,389	72,383
Add: interest expense, net	7,054	6,084	27,815	22,545
Add: loss on extinguishment of debt	—	—	—	10,502
Adjusted EBITDA	$24,101	$21,154	$116,453	$149,688

TRAVELCENTERS OF AMERICA LLC
SUPPLEMENTAL SAME SITE OPERATING DATA
(in thousands, except for number of locations, percentage amounts and fuel gross margin per gallon)

CONSOLIDATED SAME SITE OPERATING DATA
The following table presents consolidated operating data for the periods noted for all of the locations in operation on December 31, 2016, that were operated by TA continuously since the beginning of the earliest period presented, with the exception of five locations TA operates that are owned by an unconsolidated joint venture in which TA owns a noncontrolling interest. This data excludes revenues and expenses that were not generated at locations TA operates, such as rents and royalties from franchisees and corporate level selling, general and administrative expenses. TA does not exclude locations from the same site comparisons as a result of capital improvements to the site or changes in the services offered.

	Three Months Ended December 31,				Year Ended December 31,
	2016	2015	Change		2016	2015	Change
Number of same site company operated locations	401	401	—		249	249	—

Diesel sales volume (gallons)	391,259	415,681	(5.9)%		1,608,676	1,695,051	(5.1)%
Gasoline sales volume (gallons)	118,394	115,014	2.9%		315,896	314,294	0.5%
Total fuel sales volume (gallons)	509,653	530,695	(4.0)%		1,924,572	2,009,345	(4.2)%

Fuel revenues	$895,923	$872,995	2.6%		$3,061,682	$3,827,635	(20.0)%
Fuel gross margin	97,657	102,659	(4.9)%		355,937	395,362	(10.0)%
Fuel gross margin per gallon	$0.192	$0.193	(0.5)%		$0.185	$0.197	(6.1)%

Nonfuel revenues	$448,324	$447,270	0.2%		$1,697,635	$1,698,640	(0.1)%
Nonfuel gross margin	242,876	238,831	1.7%		957,573	937,642	2.1%
Nonfuel gross margin percentage	54.2%	53.4%	80	pts	56.4%	55.2%	120	pts

Total gross margin	$340,533	$341,490	(0.3)%		$1,313,510	$1,333,004	(1.5)%
Site level operating expenses	223,403	227,455	(1.8)%		850,386	850,043	—%
Site level operating expenses as a percentage of nonfuel revenues	49.8%	50.9%	(110	)pts	50.1%	50.0%	10	pts
Site level gross margin in excess of site level operating expenses	$117,130	$114,035	2.7%		$463,124	$482,961	(4.1)%

TRAVELCENTERS OF AMERICA LLC
SUPPLEMENTAL SAME SITE OPERATING DATA
(in thousands, except for number of locations, percentage amounts and fuel gross margin per gallon)

TRAVEL CENTERS SEGMENT SAME SITE OPERATING DATA
The following table presents operating data for the periods noted for all of the travel centers in operation on December 31, 2016, that were operated by TA continuously since the beginning of the earliest period presented, with the exception of two travel centers TA operates that are owned by an unconsolidated joint venture in which TA owns a noncontrolling interest. This data also excludes revenues and expenses that were not generated at travel centers TA operates, such as rents and royalties from franchisees and corporate level selling, general and administrative expenses. TA does not exclude locations from the same site comparisons as a result of capital improvements to the site or changes in the services offered.

	Three Months Ended December 31,				Year Ended December 31,
Travel Centers	2016	2015	Change		2016	2015	Change
Number of same site company operated travel center locations	220	220	—		217	217	—

Diesel sales volume (gallons)	387,226	412,177	(6.1)%		1,605,279	1,691,991	(5.1)%
Gasoline sales volume (gallons)	69,674	66,467	4.8%		278,235	275,664	0.9%
Total fuel sales volume (gallons)	456,900	478,644	(4.5)%		1,883,514	1,967,655	(4.3)%

Fuel revenues	$804,678	$786,036	2.4%		$2,994,344	$3,749,929	(20.1)%
Fuel gross margin	86,735	91,644	(5.4)%		346,836	386,412	(10.2)%
Fuel gross margin per gallon	$0.190	$0.191	(0.5)%		$0.184	$0.196	(6.1)%

Nonfuel revenues	$390,381	$391,241	(0.2)%		$1,617,598	$1,618,983	(0.1)%
Nonfuel gross margin	224,772	222,890	0.8%		931,315	911,677	2.2%
Nonfuel gross margin percentage	57.6%	57.0%	60	pts	57.6%	56.3%	130	pts

Total gross margin	$311,507	$314,534	(1.0)%		$1,278,151	$1,298,089	(1.5)%
Site level operating expenses	202,121	205,370	(1.6)%		828,390	827,603	0.1%
Site level operating expenses as a percentage of nonfuel revenues	51.8%	52.5%	(70	)pts	51.2%	51.1%	10	pts
Site level gross margin in excess of site level operating expenses	$109,386	$109,164	0.2%		$449,761	$470,486	(4.4)%

TRAVELCENTERS OF AMERICA LLC
SUPPLEMENTAL SAME SITE OPERATING DATA
(in thousands, except for number of locations, percentage amounts and fuel gross margin per gallon)

CONVENIENCE STORES SEGMENT SAME SITE OPERATING DATA
The following table presents operating data for the periods noted for all of the convenience stores in operation on December 31, 2016, that were operated by TA continuously since the beginning of the earliest period presented, with the exception of three convenience stores TA operates that are owned by an unconsolidated joint venture in which TA owns a noncontrolling interest. This data also excludes revenues and expenses that were not generated at convenience stores TA operates, such as revenues from a dealer operated convenience store and corporate level selling, general and administrative expenses. TA does not exclude locations from the same site comparisons as a result of capital improvements to the site or changes in the services offered.

	Three Months Ended December 31,				Year Ended December 31,
Convenience Stores	2016	2015	Change		2016	2015	Change
Number of same site company operated convenience store locations	181	181	—		32	32	—

Fuel sales volume (gallons)	52,753	52,051	1.3%		41,058	41,690	(1.5)%
Fuel revenues	$91,245	$86,959	4.9%		$67,338	$77,706	(13.3)%
Fuel gross margin	10,922	11,015	(0.8)%		9,101	8,950	1.7%
Fuel gross margin per gallon	$0.207	$0.212	(2.4)%		$0.222	$0.215	3.3%

Nonfuel revenues	$57,943	$56,029	3.4%		$80,037	$79,657	0.5%
Nonfuel gross margin	18,104	15,941	13.6%		26,258	25,965	1.1%
Nonfuel gross margin percentage	31.2%	28.5%	270	pts	32.8%	32.6%	20	pts

Total gross margin	$29,026	$26,956	7.7%		$35,359	$34,915	1.3%
Site level operating expenses	21,282	22,085	(3.6)%		21,996	22,440	(2.0)%
Site level operating expenses as a percentage of nonfuel revenues	36.7%	39.4%	(270	)pts	27.5%	28.2%	(70	)pts
Site level gross margin in excess of site level operating expenses	$7,744	$4,871	59.0%		$13,363	$12,475	7.1%

TRAVELCENTERS OF AMERICA LLC
BUSINESS SEGMENT INFORMATION (UNAUDITED)
(in thousands)

The following tables present business segment information for travel centers and convenience stores, or TA's reportable segments, for the three months ended and year ended December 31, 2016 and 2015.

	Three Months Ended December 31, 2016
	Travel Centers	Convenience Stores	Corporate and Other	Consolidated
Revenues:
Fuel	$813,899	$109,548	$18,405	$941,852
Nonfuel	395,878	74,290	8,050	478,218
Rent and royalties from franchisees	3,072	57	1,088	4,217
Total revenues	1,212,849	183,895	27,543	1,424,287

Site level gross margin in excess of site level operating expenses	$115,267	$9,472	$3,228	$127,967

Corporate operating expenses:
Selling, general and administrative			$37,265	$37,265
Real estate rent			67,460	67,460
Depreciation and amortization			27,844	27,844
Loss from operations				(4,602)

Acquisition costs			165	165
Interest expense, net			7,054	7,054
Income from equity investees			972	972
Loss before income taxes				(10,849)
Benefit for income taxes			(4,304)	(4,304)
Net loss				(6,545)
Less net loss for noncontrolling interests				(52)
Net loss attributable to common shareholders				$(6,493)
Supplemental data:

Gross margin
Fuel	$87,915	$12,995	$140	$101,050
Nonfuel	228,601	22,326	5,426	256,353
Rent and royalties from franchisees	3,072	57	1,088	4,217
Total gross margin	$319,588	$35,378	$6,654	$361,620

Site level operating expenses	$204,321	$25,906	$3,426	$233,653

TRAVELCENTERS OF AMERICA LLC
BUSINESS SEGMENT INFORMATION (UNAUDITED)
(in thousands)

	Three Months Ended December 31, 2015
	Travel Centers	Convenience Stores	Corporate and Other	Consolidated
Revenues
Fuel	$787,008	$90,293	$18,748	$896,049
Nonfuel	392,179	59,519	277	451,975
Rent and royalties from franchisees	3,032	—	—	3,032
Total revenues	1,182,219	149,812	19,025	1,351,056

Site level gross margin in excess of site level operating expenses	$112,555	$4,809	$1,034	$118,398

Corporate operating expenses
Selling, general and administrative			$34,329	$34,329
Real estate rent			62,063	62,063
Depreciation and amortization			19,297	19,297
Income from operations				2,709

Acquisition costs			1,752	1,752
Interest expense, net			6,084	6,084
Income from equity investees			900	900
Loss before income taxes				(4,227)
Benefit for income taxes			(2,619)	(2,619)
Net loss				(1,608)
Less net income for noncontrolling interests				—
Net loss attributable to common shareholders				$(1,608)
Supplemental data:

Gross margin
Fuel	$91,790	$11,439	$41	$103,270
Nonfuel	223,582	16,817	210	240,609
Rent and royalties from franchisees	3,032	—	—	3,032
Total gross margin	$318,404	$28,256	$251	$346,911

Site level operating expenses	$205,849	$23,447	$(783)	$228,513

TRAVELCENTERS OF AMERICA LLC
BUSINESS SEGMENT INFORMATION (UNAUDITED)
(in thousands)

	Year Ended December 31, 2016
	Travel Centers	Convenience Stores	Corporate and Other	Consolidated
Revenues
Fuel	$3,036,861	$420,747	$72,541	$3,530,149
Nonfuel	1,644,411	294,852	24,641	1,963,904
Rent and royalties from franchisees	13,628	306	3,418	17,352
Total revenues	4,694,900	715,905	100,600	5,511,405

Site level gross margin in excess of site level operating expenses	$468,912	$36,660	$10,227	$515,799

Corporate operating expenses
Selling, general and administrative			$139,052	$139,052
Real estate rent			262,298	262,298
Depreciation and amortization			92,389	92,389
Income from operations				22,060

Acquisition costs			2,451	2,451
Interest expense, net			27,815	27,815
Income from equity investees			4,544	4,544
Loss before income taxes				(3,662)
Benefit for income taxes			(1,733)	(1,733)
Net loss				(1,929)
Less net income for noncontrolling interests				89
Net loss attributable to common shareholders				$(2,018)
Supplemental data:

Gross margin
Fuel	$352,361	$51,900	$516	$404,777
Nonfuel	946,308	90,047	16,722	1,053,077
Rent and royalties from franchisees	13,628	306	3,418	17,352
Total gross margin	$1,312,297	$142,253	$20,656	$1,475,206

Site level operating expenses	$843,385	$105,593	$10,429	$959,407

TRAVELCENTERS OF AMERICA LLC
BUSINESS SEGMENT INFORMATION (UNAUDITED)
(in thousands)

	Year Ended December 31, 2015
	Travel Centers	Convenience Stores	Corporate and Other	Consolidated
Revenues
Fuel	$3,763,536	$224,894	$67,018	$4,055,448
Nonfuel	1,626,646	155,197	918	1,782,761
Rent and royalties from franchisees	12,424	—	—	12,424
Total revenues	5,402,606	380,091	67,936	5,850,633

Site level gross margin in excess of site level operating expenses	$483,564	$17,259	$3,215	$504,038

Corporate operating expenses
Selling, general and administrative			$121,767	$121,767
Real estate rent			231,591	231,591
Depreciation and amortization			72,383	72,383
Income from operations				78,297

Acquisition costs			5,048	5,048
Interest expense, net			22,545	22,545
Income from equity investees			4,056	4,056
Loss on extinguishment of debt			10,502	10,502
Income before income taxes				44,258
Provision for income taxes			16,539	16,539
Net income				27,719
Less net income for noncontrolling interests				—
Net income attributable to common shareholders				$27,719
Supplemental data:

Gross margin
Fuel	$388,502	$26,060	$(68)	$414,494
Nonfuel	915,794	46,314	658	962,766
Rent and royalties from franchisees	12,424	—	—	12,424
Total gross margin	$1,316,720	$72,374	$590	$1,389,684

Site level operating expenses	$833,156	$55,115	$(2,625)	$885,646

(End)